UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, the Compensation Committee of the Board of Directors of Cyberonics, Inc. (the "Company") approved the award of a bonus to David S. Wise, the Company’s Vice President and General Counsel, in special recognition of his contributions to the Company. The bonus includes a cash payment in the amount of $25,000 and a grant of 2,500 restricted shares of the Company’s common stock, to be issued on the Company’s next quarterly grant date under its Equity Incentives Grant Policy, from the Company’s 2005 Stock Plan, such shares to vest in three equal amounts over three years on the anniversary of the date of issuance.

Item 8.01 Other Events.

On February 27, 2007, the Company’s Board of Directors (the "Board") approved assignments of its members to the Board's committees as follows:

· Audit Committee: Guy C. Jackson (Chairman); Hugh M. Morrison; Alfred J. Novak

· Compensation Committee: Arthur L. Rosenthal, Ph.D. (Chairman); Alan J. Olsen; Michael J. Strauss, M.D.

· Nominating and Governance Committee: Alan J. Olsen (Chairman); Hugh M. Morrison; Jeffrey E. Schwarz; Michael J. Strauss, M.D.

· Special Litigation Committee: Hugh M. Morrison (Chairman); Alfred J. Novak

The Board also determined that each member of the Audit Committee qualifies as a financial expert as defined by the Securities and Exchange Commission.

Each committee member is entitled to receive an annual retainer, prorated for the balance of fiscal year 2007, and a fee for attendance of each committee meeting as follows:

· Annual retainer for each Audit Committee member: $6,000
· Annual retainer for each member of the other committees: $4,000
· Annual retainer for the Audit Committee chairman: $10,000
· Annual retainer for the chairman of the other committees: $5,000
· Committee meeting fee for meetings attended in-person: $1,000
· Committee meeting fee for meetings attended telephonically: $500

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

March 5, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary